UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2008

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2008, the chief executive officer (“CEO”) of Clark Holdings Inc. (the “Company”) received a letter from James Martell (“Resignation Letter”), in which Mr. Martell stated that he was resigning effective immediately as chairman of the Company’s board of directors (the “Board”) and as a director of each of the Company’s subsidiaries. On October 16, 2008, the Company delivered a letter to Mr. Martell accepting his resignation (“October 16th Letter”).

The Company believes, and the Resignation Letter indicates, that Mr. Martell resigned because he disagrees with a majority of the Board regarding certain aspects of the Company’s growth strategy, its selection and evaluation of its CEO, the existence of alleged conflicts of interest with its CEO and its consideration of Mr. Martell’s views. The Resignation Letter more specifically states the nature of these disagreements from Mr. Martell’s perspective. The Company takes exception to Mr. Martell’s characterizations of facts and his conclusions, and its views are set forth more fully in the October 16th Letter.

The Resignation Letter and the October 16th Letter are attached hereto as Exhibits 17.1 and 17.2, respectively, each of which is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

17.1	Letter, dated October 14, 2008, from James Martell to the Board.

17.2	Letter, dated October 16, 2008, from the Board to James Martell.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2008	CLARK HOLDINGS INC.

	By:	/s/ Gregory E. Burns
Gregory E. Burns
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

17.1	Letter, dated October 14, 2008, from James Martell to the Board.

17.2	Letter, dated October 16, 2008, from the Board to James Martell.